FOR IMMEDIATE RELEASE

Generation Income Properties, Inc. Completes $11.2 Million UPREIT Transaction, Highlighting Commitment to Long-Term Value Creation

Tampa, FL — February 10, 2025 — Generation Income Properties, Inc. (Nasdaq; GIPR or the Company), a net lease real estate investment trust (REIT), today announced the completion of a three property UPREIT contribution transaction underscoring GIPR’s dedication to long-term investment strategies and value creation for its stakeholders.

Under the terms of the contribution agreement for the transaction, the contributor contributed a portfolio of three (3) high-quality retail properties leased to Tractor Supply Corporation (Nasdaq: TSCO, S&P: BBB), Dollar General (NYSE: DG, S&P: BBB), and a Zaxby’s restaurant, all located in core markets to support their operations, to GIPR’s operating partnership. In exchange, the Contributor received operating partnership units based on a value of $6.00 per unit.

A Strategic Approach to Growth

David Sobelman, CEO of Generation Income Properties, Inc. commented: “I have known the contributor of these properties for over twenty years, and this transaction represents a pivotal moment in our growth strategy as well as affirmation of our relational and long-term generational values. By structuring the transaction as a tax-deferred UPREIT contribution transaction and focusing on long-term value creation, we’ve attracted a sophisticated partner who shares our vision. We believe that the substantial premium to our current stock price underscores their confidence in the strength of our portfolio and strategy.”

The assets contributed by LMB are expected to enhance GIPR’s portfolio through, increasing the weighted average lease term (WALT) of the portfolio to 4.7 years, increasing the gross asset value of the portfolio to approximately $115MM and increasing GIPR’s portfolio percentage of retail properties to 65%. The transaction also reinforces GIPR’s ability to attract landlords that share the long-term growth vision that has been laid out by the Company’s Board of Directors and Management.

About Generation Income Properties

Generation Income Properties, Inc., located in Tampa, Florida, is an internally managed real estate investment trust formed to acquire and own, directly and jointly, real estate investments focused on retail, office and industrial net lease properties located primarily in densely populated submarkets throughout the United States. Additional information about Generation Income Properties, Inc. can be found on the Company's corporate website: www.gipreit.com.

Forward-Looking Statements:

This press release, whether or not expressly stated, may contain "forward-looking" statements as defined in the Private Securities Litigation Reform Act of 1995. The words "believe," "intend," "expect," "plan," "should," "will," "would," and similar expressions and all statements, which are not historical facts, are intended to identify forward-looking statements. These statements reflect the Company's expectations regarding future events and economic performance and are forward-looking in nature and, accordingly, are subject to risks and uncertainties. Such forward-looking statements include risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements which are, in some cases, beyond the Company's control and which could have a material adverse effect on the Company's business, financial condition, and results of operations. These risks and uncertainties include the risk that that the expected benefits of the above-described portfolio acquisition will not be realized or will not be realized within the expected time periods, as well as risks relating to general economic conditions, market conditions, interest rates, and other risks and uncertainties that are identified from time to in the Company's SEC filings which are available at www.sec.gov. The occurrence of any of these risks and uncertainties could have a material adverse effect on the Company's business, financial condition, and results of operations. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Any forward-looking statement made by us herein speaks only as of the date on which it is made. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof, except as may be required by law.